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                                                                   EXHIBIT 99.06

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF PRI AUTOMATION, INC.
                A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH
             THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY
        SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                PLEASE COMPLETE AND RETURN THE PROXY CARD BELOW.



                                   DETACH HERE

                                      PROXY

                              PRI AUTOMATION, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH __, 2002

         The undersigned stockholder of PRI Automation, Inc. ("PRI"), revoking all prior proxies, hereby appoints Mitchell G. Tyson, Cosmo S. Trapani and Douglas Lawson, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of PRI which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Sixteenth Floor, Boston, Massachusetts 02109, on March __, 2002, beginning at 2 p.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders dated ______________, 2002 and the related joint proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof. Attendance of the undersigned at the Special Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR SUCH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
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                                   DETACH HERE

[ X ] Please mark votes as in this example.

1. Approval and adoption of the agreement and plan of merger dated as of October 23, 2001 among Brooks Automation, Inc., Pontiac Acquisition Corp. and PRI Automation, Inc.

              FOR [   ]                 AGAINST [   ]              ABSTAIN [   ]

2. Grant of discretionary authority to adjourn the Special Meeting to a date or dates not later than April __, 2002, if necessary to solicit additional proxies in favor of Proposal No. 1.

              FOR [   ]                 AGAINST [   ]              ABSTAIN [   ]


3. Approval of an amendment to the PRI Automation, Inc. 2000 Employee Stock Purchase Plan to increase the number of shares of PRI common stock available for issuance under the plan from 350,000 to 850,000.

              FOR [   ]                 AGAINST [   ]              ABSTAIN [   ]



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [     ]


Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

Please sign exactly as your name or names appear(s) on your stock certificate. If you hold shares as joint tenants, both should sign. If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: ____________  Date: _____        Signature: ____________  Date: _____


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